Exhibit 10.2
FOURTH AMENDMENT
TO
SPECIALTY PHARMACY NETWORK AGREEMENT

This Fourth Amendment to Specialty Pharmacy Network Agreement (this “Amendment”) is made as of the date the last Party executes this Amendment (the “Amendment Effective Date”), by and between Accredo Health Group, Inc. (“Specialty Pharmacy”), and United Therapeutics Corporation (“UT”). Specialty Pharmacy and UT are each referred to in this Agreement as a “Party,” collectively, the “Parties.”

WHEREAS, the Parties entered into that certain Specialty Pharmacy Network Agreement dated as of January 1, 2018, as amended (the “Agreement”); and

WHEREAS, the Parties now wish to amend the Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Attachments. Attachments A & E of the Agreement are hereby deleted in their entirety and are replaced with the Attachments A & E attached to this Amendment

2.Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS WHEREOF, each of the undersigned, duly authorized, has executed this Amendment, effective as of the Amendment Effective Date.

Accredo Health Group, Inc. By: /s/ Michael Hughes Print Name: Michael Hughes Title: Managing Director Date: 5/5/2023	United Therapeutics Corporation By: /s/ Kevin Gray Print Name: Kevin Gray Title: SVP Strategic Operations Date: 15-May-2023 – 8:30:55 PM EDT